EXHIBIT 10.32

                               AMENDED SCHEDULE TO
                           LOAN AND SECURITY AGREEMENT

BORROWERS:          SEER  TECHNOLOGIES,  INC.
               LEVEL  8  SYSTEMS,  INC.

ADDRESS:          8000  REGENCY  PARKWAY
               CARY,  NORTH  CAROLINA  27511

DATE:               APRIL  21,  1999
This Amended Schedule to Loan and Security Agreement is an integral part of the Loan and Security Agreement between GREYROCK CAPITAL, A DIVISION OF NATIONSCREDIT COMMERCIAL CORPORATION ("Greyrock") and the above-borrower ("Borrower") dated MARCH 31, 1999.

1.  CREDIT  LIMIT
     (Section 1.1): An amount not to exceed the lesser of: $25,000,000 (the "Dollar Limit") at any one time outstanding; or the sum of the outstanding Receivable Loans under subparagraph (a) below, minus the Reserve under subparagraph (b) below, plus the outstanding Replacement Term Loan under subparagraph  (c)  below.
          (a)  Receivable  Loans.  Loans  ("Receivable  Loans") up to the sum of
               ------------------
the  following  percentages  of  Borrower's  Eligible Receivables (as defined in
Section  8  above):
(i)     80%  of  the  amount  of  eligible  U.S.  accounts;  plus
                                                             ----

(ii) the lesser of 80% of Unbilled Receivables (as defined below) or $7,000,000; plus
             ----

(iii) the lesser of 80% of the amount of eligible Australian Receivables or $2,000,000; plus
             ----

(iv)     80%  of  the  amount  of  eligible  Irish  Receivables;  plus
                                                                  ----

(V)     80%  of  the  amount  of  eligible  Netherlands  Receivables.

As used herein "Unbilled Receivables" shall mean Receivables with respect to which the invoice and other necessary billing documentation have not been submitted to the applicable Account Debtor in connection with a completed (or contracted) sale of goods, rendition of services or licensing of software but which otherwise qualify as Eligible Receivables for purposes of the Loan Agreement.
Receivable Loans will be made separately to each Borrower based on the Receivables of each Borrower. Loans with respect, but subject to the dollar limits set forth above, which shall apply to the total Receivable Loans to all Borrowers.
(b)     Receivable  Loans-Reserve.  From  the  Receivable  Loans  available  to
        --------------------------
Borrower under subparagraph (a) above, Greyrock shall withhold a reserve (the "Reserve") in an initial amount of $583,333, concurrently herewith. The Reserve shall increase by $83,333 per month, commencing on May 31, 1999, and continuing on the last day of each succeeding month. If, on a date on which the amount of the Reserve is to be increased, the Borrower does not have Receivable Loans available to it in an amount equal to the amount of the increase in the Reserve, then Borrower shall immediately make a payment to Greyrock to be applied to the outstanding Receivable Loans, so that, after giving effect to such payment, Borrower will have Receivable Loans available to it in an amount equal to the amount of the increase in the Reserve.
          (c)  Replacement  Term  Loan.  A Loan (the "Replacement Term Loan") in
               ------------------------
the original principal amount of $10,000,000. The present unpaid balance of the Term Loan and the Equipment Loan outstanding under the Schedule to Loan Agreement dated March 31, 1999 between Borrower and Greyrock shall be converted into the Replacement Term Loan, and any remaining balance of the Replacement Term Loan will be disbursed to Seer concurrently herewith. The Replacement Term Loan shall be subject to the following terms:
(1) The Replacement Term Loan shall be due and payable, in full, on the earlier of (A) SEPTEMBER 1, 2000, or (B) any termination of this Agreement.
(2) Accrued interest on the Replacement Term Loan shall be paid monthly on the last day of each month as provided in Section 1.2 above and Section 2 below.
(3) The Replacement Term Loan after being repaid in whole or in part may not be reborrowed.
(d) Foreign Accounts. Notwithstanding the foregoing, Loans will not be made with
    -----------------
respect to Australian, Irish or Netherlands Receivables unless and until the following conditions are satisfied:
(i) Borrower or one of its subsidiaries has good title to the Receivables, free and clear of all liens, security interests and encumbrances (other than in favor of Greyrock);
(ii) if the Receivables are owned by a subsidiary of Borrower, such subsidiary shall execute and deliver to Greyrock a continuing guaranty in form and substance satisfactory to Greyrock with respect to all of the Obligations and a security agreement or other documentation specified by Greyrock, granting to Greyrock a first priority perfected security interest in all of such Receivables and all such subsidiary's other assets, and Greyrock shall receive such opinions, certificates and other documents in connection therewith as it shall specify; and
(iii) if the Receivables are owned by Borrower, Borrower shall execute and deliver to Greyrock a security agreement or other supplemental or additional documentation specified by Greyrock, confirming the grant to Greyrock a first priority perfected security interest in all of such Receivables and Greyrock shall receive such opinions, certificates and other documents in connection therewith as it shall specify.
Borrower shall cause all of the foregoing documents and agreements and security interests to continue in full force and effect throughout the term of this Agreement.
     LETTER  OF  CREDIT  SUBLIMIT     Greyrock,  in  its  reasonable  business
discretion, will from time to time during the term of this Agreement issue letters of credit for the account of the Borrower ("Letters of Credit"), in accordance with a Letter of Credit Agreement of even date, in an aggregate amount at any one time outstanding not to exceed $500,000, upon the request of the Borrower, provided that, on the date the Letters of Credit are to be issued, Borrower has available to it Loans in an amount equal to or greater than the face amount of the Letters of Credit to be issued, and provided that no further LCs will be issued after MAY 31, 2000. Fees for the Letters of Credit shall be as provided in said Letter of Credit Agreement.
The Credit Limit set forth above and the Loans available under this Agreement at any time shall be reduced by the face amount of Letters of Credit from time to time outstanding.


2.  INTEREST.
     INTEREST  RATE  (Section  1.2):
The interest rate in effect throughout each calendar month during the term of this Agreement shall be a rate equal to the Prime Rate plus 2% per annum. Said interest rate shall be applicable to all Loans (including without limitation the Receivable Loans and the Replacement Term Loan) and all other Obligations:
Interest shall be calculated on the basis of a 360-day year for the actual number of days elapsed. The interest rate applicable to all Loans shall be adjusted monthly as of the first day of each month, and the interest to be charged for each month shall be based on the highest "Prime Rate" in effect during said month.
 "Prime Rate" shall mean the actual "Reference Rate' or the substitute therefor of the Bank of America NT & SA (or its successor) whether or not that rate is the lowest interest rate charged by said bank. If the Prime Rate, as defined, is unavailable, "Prime Rate" shall mean the highest of the prime rates published in the Wall Street Journal on the first business day of the month, as the base rate on corporate loans at large U.S. money center commercial banks."


3.  FEES  (Section  1.3/Section  6.2):

     Loan  Fee:     NOT  APPLICABLE

     Termination  Fee:     NOT  APPLICABLE

     NSF  Check  Charge:     $15.00  per  item.

     Wire  Transfers:     $15.00  per  transfer.


4.  MATURITY  DATE
     (Section  6.1):     SEPTEMBER  1,  2000,  subject  to  automatic renewal as
provided in Section 6.1 above, and early termination as provided in Section 6.2 above.

5.  REPORTING.
      (Section  5.2):
Borrower  shall  provide  Greyrock  with  the  following:
1. Annual financial statements, as soon as available, and in any event within 90 days following the end of Borrower's fiscal year, certified by independent certified public accountants acceptable to Greyrock.
2. Quarterly unaudited financial statements, as soon as available, and in any event within 45 days after the end of each fiscal quarter of Borrower.
3. Monthly unaudited financial statements, as soon as available, and in any event within 30 days after the end of each month.
4. Monthly Receivable agings, aged by invoice date, within 10 Business Days after the end of each month which is not a fiscal quarter end and 15 Business Days after the end of each month which is a fiscal quarter end.
5. Monthly accounts payable agings, aged by invoice date, and outstanding or held check registers within 10 Business Days after the end of each month which is not a fiscal quarter end and 15 Business Days after the end of each month which is a fiscal quarter end.


6.  BORROWER  INFORMATION:

     PRIOR  NAMES  OF
     BORROWER
     (Section  3.2):     None
     PRIOR  TRADE
     NAMES  OF  BORROWER
     (Section  3.2):     None
     EXISTING  TRADE
     NAMES  OF  BORROWER
     (Section  3.2):     None
     OTHER  LOCATIONS  AND
     ADDRESSES  (Section  3.3):     See  Exhibit  A  hereto
     MATERIAL  ADVERSE
     LITIGATION  (Section  3.10):  None


7.  OTHER  COVENANTS:
          Borrower shall at all times comply with all of the following additional covenants:
(1) SEER COPYRIGHT FILINGS. Seer has previously executed and delivered to Greyrock a Security Agreement in Copyrighted Works (the "Seer Copyright Agreement"), which shall continue in full force and effect. Borrower represents and warrants to Greyrock that the Seer Copyright Agreement covers all of Seer's computer software, the licensing of which results in Receivables and that all such software has been registered with the United States Copyright Office. Without limiting the generality of the foregoing, Borrower represents and warrants that all of the software listed on Exhibit B to the Seer Copyright Agreement is included in the software listed on Exhibit A to the Seer Copyright Agreement, which is registered with the United States Copyright Office.
(2) LEVEL 8 COPYRIGHT FILINGS. Level 8 has previously executed and delivered to Greyrock a Security Agreement in Copyrighted Works (the "Level 8 Copyright Agreement"). On or before MAY 14, 1999, Borrower shall (i) cause all of Level 8's computer software, the licensing of which results in Receivables, to be filed for registration with the United States Copyright Office, (ii) complete the Exhibits to the Level 8 Copyright Agreement with all of the information called for with respect to such software, (iii) cause the Level 8 Copyright Agreement to be filed for recordation in the United States Copyright Office, and
(iv)  provide  evidence  of  such  recordation  to  Greyrock.
(3) EQUITY. On or before MAY 31, 1999, Borrower shall raise not less than $10,000,000 cash proceeds of the issuance by Borrower of equity or subordinated debt securities (the "Private Placement Proceeds"), and on or before said date, Borrower shall provide Greyrock with written evidence of the same satisfactory to Greyrock in its discretion. Without limiting any of the other terms of this Agreement, a breach of this Section 7(3) shall constitute an Event of Default under this Agreement. Without limiting any of the other terms of this Agreement, Borrower shall at all times maintain the Private Placement Proceeds in Borrower for use in its business, and Borrower shall not in any manner transfer the Private Placement Proceeds to any Person whether by loan, dividend, repayment of any indebtedness or obligation, redemption, stock repurchase, distribution or any other transaction of any kind whatsoever, other than payment of Borrower's current normal expenses of operation in the ordinary course of business.
(4) GUARANTIES. Concurrently each Borrower shall execute an unlimited Cross-Corporate Continuing Guaranty with respect to the other Borrower, and Borrower shall cause the same to continue in full force and effect throughout the term of this Agreement. Borrower represents and warrants that (i) each of its subsidiaries is listed on Exhibit B hereto, (ii) the subsidiaries shown thereon as foreign subsidiaries (other than the subsidiaries incorporated in Ireland, Australia and the Netherlands) are and shall at all times continue to be sales offices only without significant assets, and (iii) the subsidiaries shown thereon as U.S. subsidiaries are and shall at all times continue to be dormant corporations without assets. Each Borrower shall, on or before MAY 14, 1999, cause all of the subsidiaries listed on Exhibit B to execute and deliver to Greyrock Continuing Guaranties with respect to Borrower and security agreements and other documents as Greyrock shall specify in order to grant
Greyrock a first-priority security interest in all of the assets of said subsidiaries.
(5) UCC FILINGS. Borrower represents and warrants that all indebtedness secured by the following UCC-1 Financing Statements has been paid and performed in full, and Borrower has caused the following UCC-1 Financing Statements to be terminated of record and Borrower shall concurrently provide evidence of the same to Greyrock:
          Filing Office     Filing Date     File No.     Secured Party
          -------------     -----------     --------     -------------
Florida  Secy  of State.     06/12/96     960000121248     Tech Data Corporation
------------------------     --------     ------------     ---------------------
New  York  Secy  of  State     09/14/94     188514     Merrill  Lynch  Business
                               --------     ------     ------------------------
Financial  Services  Inc.
      -------------------
New  York  Secy  of  State     06/13/96     118047     Tech  Data  Corporation
--------------------------     --------     ------     -----------------------

(6) BANK ACCOUNTS. On or before APRIL 30, 1999, Borrower shall cause its banks located in the United States, to execute and deliver such documentation as Greyrock shall reasonably specify in order to provide Greyrock with a first-priority perfected security interest in the same.


Borrower:
SEER  TECHNOLOGIES,  INC.

By  /s/  Steven  Dmiszewicki
    ---------------------------
 President  or  Vice  President

By  Dennis  McKinnie
    ------------------------------
   Secretary  or  Ass't  Secretary


     Borrower:

     LEVEL  8  SYSTEMS,  INC.

    By  /s/  Steven  Dmiszewicki
         --------------------------
     President  or  Vice  President

     By  Dennis  McKinnie
         ------------------------------
        Secretary  or  Ass't  Secretary


Greyrock:
GREYROCK  CAPITAL,
a  Division  of  NationsCredit  Commercial  Corporation


By  Lisa  Nagano
    ------------
Title  Senior  Vice  President





                                    EXHIBIT A

SEER  TECHNOLOGIES,  INC.-LOCATIONS


LEVEL  8  SYSTEMS,  INC.-LOCATIONS



                                    EXHIBIT B
U.S.  SUBSIDIARIES


FOREIGN  SUBSIDIARIES


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